JOHN HANCOCK INVESTMENT TRUST

                           John Hancock Balanced Fund


                          Amendment of Section 5.11 and
                 Establishment and Designation of Class I Shares
                            of Beneficial Interest of
                           John Hancock Balanced Fund
                    a Series of John Hancock InvestmentTrust


                 Establishment and Designation of Class I Shares
                 -----------------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock Balanced Fund (the "Fund"), effective December 1, 2001, as follows:

      1. The additional class of Shares of the Fund established and designated hereby is "Class I Shares".

      2. Class I Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class I Shares, the method of determining the net asset value of Class I Shares, and the relative dividend rights of holders of Class I Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), do hereby amend
Section 5.11, effective December 1, 2001, as follows:


         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without limiting the authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Large Cap Value Fund, John Hancock Sovereign Investors Fund, and John Hancock Balanced Fund, which consist of Class A, Class B, Class C, and Class I shares; and John Hancock Fundamental Value Fund, which consists of Class A Shares, Class B Shares, and Class C Shares (the "Existing Series").


         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of an additional class of Shares and the amendment of
Section 5.11, effective December 1, 2001.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 20th day of November 2001.


/s/James F. Carlin                                      /s/Charles L. Ladner
-------------------                                     --------------------
James F. Carlin                                         Charles L. Ladner

/s/William H. Cunningham                                /s/Steven R. Pruchansky
-------------------------                               -----------------------
William H. Cunningham                                   Steven R. Pruchansky

/s/John M. DeCiccio                                     /s/Norman H. Smith
--------------------                                    ------------------
John M. DeCiccio                                        Norman H. Smith

/s/Ronald R. Dion                                       /s/John P. Toolan
------------------                                      -----------------
Ronald R. Dion                                          John P. Toolan

/s/Maureen R. Ford
------------------
Maureen R. Ford


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS        )
                                     )ss
COUNTY OF SUFFOLK                    )

         Then personally appeared the above-named James F. Carlin, William H. Cunningham, John M. DeCiccio, Ronald R. Dion, Maureen R. Ford, Charles L. Ladner, Steven R. Pruchansky and Norman H. Smith, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 20th day of November, 2001.

                                        /s/Erika Nager
                                        --------------
                                        Notary Public

                                        My Commission Expires: /s/June 14, 2007
                                                               ----------------

s:\invtrust\Establish Class I Balanced Fund